Exhibit 99.1

CONTACT: Sara Grootwassink Executive Vice President and Chief Financial Officer Direct Dial: 301-255-0820 E-Mail: sgrootwassink@writ.com		6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400 Fax 301-984-9610 www.writ.com
Page 1 of 7	FOR IMMEDIATE RELEASE	July 18, 2007

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2007 RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the second quarter ended June 30, 2007:

•	Net income for the quarter ended June 30, 2007 was $8.3 million, or $0.18 per diluted share, compared to $7.7 million, or $0.18 per diluted share in the same period one year ago.

•

Funds from Operations (FFO) (1) for the quarter ended June 30, 2007 was $25.2 million, or $0.55 per diluted share, an increase of $4.5 million, or $0.07 per diluted share from the same period last year.

Operating Results

Core Net Operating Income (NOI) (3) for the second quarter increased by 3.2%, or $1.1 million, compared to the same period one year ago. The increase in Core NOI is due to rental rate growth of 3.3% and economic occupancy increase of 1.1%. Rental rate growth was achieved in all sectors; the increase in economic occupancy was primarily achieved in the office and industrial sectors.

•

Industrial properties’ Core NOI increased 7.4% compared to the same period one year ago due to rental rate growth of 3.4% and economic occupancy increasing by 1.4%. Rental rate growth was primarily achieved by annual rent increases at Northern Virginia Industrial Park and other industrial properties.

•

General purpose office properties’ Core NOI increased 4.9% compared to the same period one year ago. The gain is primarily due to increased occupancy, 3.0% higher than the same period the prior year. Rental rates for the office sector increased 1.7%.

•	Medical office properties’ Core NOI increased 1.3% compared to the same period one year ago. Rental rate growth was 3.5% and economic occupancy remains high for the medical office sector at 98.3%.

•

Multifamily properties’ Core NOI increased 1.2% compared to the same period one year ago. Rental rate increases resulted in $0.5 million increase in rental rates, or 5.8%, and economic occupancy increased by 40 bps.

•	Retail properties’ Core NOI decreased 1.6% compared to the same period one year ago. The decrease is primarily due to a decline in economic occupancy from 99.0% to 96.1%.

Core occupancy was 94.8% during the second quarter of 2007, an increase of 110 bps from the same period the prior year.

Washington Real Estate Investment Trust

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Leasing Activity

During the second quarter, WRIT signed commercial leases for 534,000 square feet, with an average rental rate increase of 20.7% and tenant improvements of $6.67 per square foot. Residential rental rates increased 5.8%.

•

Rental rates for new and renewed retail leases increased 40.6%, with $2.27 per square foot in tenant improvement costs. New and renewed leases at Westminster, Bradlee and Wheaton shopping centers had the most impact on the increase.

•

Rental rates for new and renewed industrial/flex leases increased 18.3%, with $3.78 per square foot in tenant improvement costs. The rental rate increase primarily results from new and renewed leases at Dulles Business Park and Pickett Industrial Park.

•

Rental rates for new and renewed medical office leases increased 17.8%, with $6.04 per square foot in tenant improvement costs. Leases at Prosperity Medical Center and 15001 Shady Grove Road were mostly responsible for the 17.8% increase.

•

Rental rates for new and renewed office leases increased 14.4%, with $17.80 per square foot in tenant improvement costs. New and renewed leases signed at 7900 Westpark Drive and 6565 Arlington Boulevard were the primary contributors of the rate increase.

Acquisition Activity

During the second quarter of 2007, WRIT acquired three properties for $72.0 million, including one class A, general purpose office building and two medical office properties. The acquisitions were financed with proceeds from June’s equity offering, borrowings on our line of credit, and cash from operations.

•

On June 1, 2007, WRIT acquired Woodholme Medical Office Building and Woodholme Center, totaling 198,000 net rentable square feet and 844 parking spaces for $49.0 million. The properties are located off the Baltimore Beltway (I-695) in the Pikesville/Owings Mill submarket of Baltimore County, Maryland. Woodholme Medical Office Building and Woodholme Center are part of a mixed-use development that includes retail, restaurants, and a rehabilitation center and are 97% and 95% leased, respectively.

•

On June 1, 2007, WRIT acquired Ashburn Farm Office Park, a portfolio consisting of three multi-story medical office buildings for $23.0 million. The 100% leased portfolio totals 75,400 net rentable square feet and 250 parking spaces. The buildings are located three miles south of the 155-bed INOVA Loudoun Hospital in Loudoun County, Virginia, one of the wealthiest and fastest growing counties in the United States.

Development Activity

At quarter end, three development projects were in progress:

•

Bennett Park, formerly Rosslyn Towers, is a ground-up development project in Arlington, VA consisting of high-rise and mid-rise class A apartment buildings with a total of 224 units and 5,900 square feet of retail space. Construction is anticipated to be substantially complete on the high-rise building in fourth quarter 2007 and on the mid-rise in third quarter 2007.

•

The Clayborne Apartments, formerly South Washington Street, is a ground-up development project in Alexandria, VA, adjacent to our 800 South Washington retail property. This project is a 75-unit high-end apartment building that will include 2,600 square feet of additional retail space. Construction is anticipated to be substantially complete on the building in third quarter 2007.

•	Phase One of Dulles Station is a 180,000 square foot office development project located in Herndon, VA. Development is anticipated to be complete in the third quarter 2007.

Washington Real Estate Investment Trust

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Capital Structure

For the 37th consecutive year, WRIT increased its quarterly dividend rate to an indicated annual rate of $1.69 per share for its 182nd consecutive quarterly dividend at equal or increasing rates.

On June 1, 2007, WRIT raised $59 million by issuing 1.6 million common shares at a price of $37 per share. WRIT used the net proceeds from the offerings to repay borrowings under its lines of credit.

On June 29, 2007, WRIT entered into an unsecured revolving credit facility with SunTrust Bank as agent. The facility has a committed capacity of $75 million, improved pricing, and a maturity date of June 29, 2011. The $75 million facility replaces WRIT’s unsecured revolving credit facility with SunTrust Bank, which had a committed capacity of $70 million.

On June 29, 2007, WRIT successfully completed its consent solicitation to amend the terms of its outstanding unsecured notes. WRIT requested the modifications due to the restrictive total assets definition; WRIT believes the change to a market based asset definition will more accurately reflect the value of these assets.

As of June 30, 2007 WRIT had a total capitalization of $2.8 billion.

Earnings Guidance

WRIT is maintaining its previously issued 2007 FFO per share guidance of $2.23-$2.26.

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Thursday, July 19, 2007 at 10:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:	1-888-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Conference ID:	4034714

The instant replay of the Conference Call will be available until August 2, 2007 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Conference ID:	4034714

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 88 properties consisting of 14 retail centers, 26 general purpose office properties, 16 medical office properties, 23 industrial/flex properties, 9 multi-family properties and land for development. WRIT’s dividends have increased every year for 37 consecutive years and FFO per share has increased every year for 34 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and

Washington Real Estate Investment Trust

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real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2006 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(2) Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. Core Operating NOI is calculated as real estate rental revenue less real estate operating expenses for those properties owned for the entirety of the periods being evaluated. Core Operating NOI is a non-GAAP measure.

Economic Occupancy Levels by Core Portfolio (i) and All Properties

	Core Portfolio			All Properties
Sector	2nd QTR 2007		2nd QTR 2006	2nd QTR 2007		2nd QTR 2006
Multifamily	90.8	% (ii)	90.4%	90.8%		90.4%
Office Buildings	95.6%		92.6%	95.1%		92.4%
Medical Office	98.3%		98.5%	96.1%		98.7%
Retail Centers	96.1%		99.0%	95.1	% (iii)	96.1%
Industrial/Flex Centers	94.0%		92.6%	94.0%		92.5%
Overall Portfolio	94.8%		93.7%	94.4%		93.3%

(i)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q2 2007 and Q2 2006, core portfolio properties exclude:

Office Acquisitions: Woodholme Center, Monument II, 6565 Arlington Blvd, West Gude Office Park and The Ridges;

Medical Office Acquisitions: Ashburn Farm Office Park, Woodholme Medical Office Building, 2440 M Street, Alexandria Professional Center, 9707 Medical Center Drive, 15001 Shady Grove Rd, Plumtree Medical Center, 15005 Shady Grove Rd and The Crescent;

Retail Acquisitions: Randolph Shopping Center and Montrose Shopping Center, and

Industrial Acquisitions: 270 Technology Park and 9950 Business Parkway.

(ii)	Multifamily occupancy level for Q207 is 90.9% without the impact of units off-line for planned renovations. The overall portfolio occupancy was not impacted.
(iii)	Montrose Shopping Center was 58% leased when purchased in May 2006.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2007	2006	2007	2006
Revenue
Real estate rental revenue	$64,202	$51,351	$125,000	$100,572

Expenses
Real estate expenses	19,756	14,841	38,715	29,618
Depreciation and amortization	16,880	12,462	33,258	23,958
General and administrative	5,367	5,276	8,250	7,931

	42,003	32,579	80,223	61,507

Other (expense) income:
Interest expense	(15,298)	(11,604)	(29,674)	(21,926)
Other income	420	175	1,038	344
Other income from life insurance proceeds	—	—	1,303	—

	(14,878)	(11,429)	(27,333)	(21,582)

Income from continuing operations	7,321	7,343	17,444	17,483
Discontinued operations:
Income from operations of properties sold or held for sale	1,016	376	1,605	868

Net Income	$8,337	$7,719	$19,049	$18,351

Income from continuing operations	$7,321	$7,343	$17,444	$17,483
Other income from life insurance proceeds	—	—	(1,303)	—
Continuing operations real estate depreciation and amortization	16,880	12,462	33,258	23,958

Funds from continuing operations	$24,201	$19,805	$49,399	$41,441

Income from discontinued operations before gain on disposal	1,016	376	1,605	868
Discontinued operations real estate depreciation and amortization	—	528	397	1,001

Funds from discontinued operations	1,016	904	2,002	1,869

Funds from operations(1)	$25,217	$20,709	$51,401	$43,310

Tenant improvements	(5,185)	(2,033)	(7,346)	(4,728)
External and internal leasing commissions capitalized	(1,165)	(1,477)	(3,233)	(2,437)
Recurring capital improvements	(3,425)	(2,724)	(5,361)	(5,018)
Straight-line rents, net	(1,088)	(686)	(2,259)	(1,499)
Non real estate depreciation & amortization of debt costs	824	554	1,574	1,048
Amortization of lease intangibles, net	(280)	(17)	(875)	(4)
Amortization and expensing of restricted share and unit compensation	1,574	1,487	2,356	1,827
Other	1,201	—	1,201	—

Funds Available for Distribution (2)	$17,673	$15,813	$37,458	$32,499

Certain prior year amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

		Three Months Ended June 30,		Six Months Ended June 30,
Per Share Data		2007	2006	2007	2006
Income from continuing operations	(Basic)	$0.16	$0.17	$0.39	$0.41
	(Diluted)	$0.16	$0.17	$0.38	$0.41
Net income	(Basic)	$0.18	$0.18	$0.42	$0.43
	(Diluted)	$0.18	$0.18	$0.42	$0.43
Funds from continuing operations	(Basic)	$0.53	$0.46	$1.09	$0.98
	(Diluted)	$0.53	$0.46	$1.09	$0.97
Funds from operations	(Basic)	$0.55	$0.48	$1.14	$1.02
	(Diluted)	$0.55	$0.48	$1.13	$1.02

Dividends paid		$0.4225	$0.4125	$0.8350	$0.8150
Weighted average shares outstanding		45,490	42,852	45,212	42,454
Fully diluted weighted average shares outstanding		45,658	43,037	45,407	42,620

Washington Real Estate Investment Trust

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WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

	(Unaudited) June 30, 2007	December 31, 2006

Assets
Land	$326,452	$288,821
Income producing property	1,474,874	1,264,442

	1,801,326	1,553,263
Accumulated depreciation and amortization	(305,647)	(277,016)

Net income producing property	1,495,679	1,276,247
Development in progress (4)	151,393	120,656

Total investment in real estate, net	1,647,072	1,396,903

Investment in real estate sold or held for sale	29,341	29,551
Cash and cash equivalents	8,133	8,721
Restricted cash	6,835	4,151
Rents and other receivables, net of allowance for doubtful accounts of $4,134 and $3,464, respectively	35,435	31,649
Prepaid expenses and other assets	68,439	58,192
Other assets related to properties sold or held for sale	1,940	2,098

Total Assets	$1,797,195	$1,531,265

Liabilities
Notes payable	$879,064	$728,255
Mortgage notes payable	254,324	237,073
Lines of credit	95,500	61,000
Accounts payable and other liabilities	66,529	45,089
Advance rents	6,666	5,894
Tenant security deposits	10,376	9,231
Other liabilities related to property sold or held for sale	818	1,053

Total Liabilities	1,313,277	1,087,595

Minority interest	1,776	1,739

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 46,665 and 45,042 shares issued and outstanding, respectively	467	451
Additional paid-in capital	560,276	500,727
Distributions in excess of net income	(78,601)	(59,247)

Total Shareholders’ Equity	482,142	441,931

Total Liabilities and Shareholders’ Equity	$1,797,195	$1,531,265

Note:	Certain prior year amounts have been reclassified to conform to the current year presentation.
(4)	Includes cost of land acquired for development.